UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 20, 2005

Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or Other Jurisdiction of Incorporation)

841105-D	01-0393663
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 400
Main Street, Bar Harbor, ME       04609-0400
(Address of Principal Executive Offices) (Zip Code)

(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Bar Harbor Bankshares issued a press release today announcing, its Board of Directors declared a cash dividend of $0.21 per common share for the quarter ended March 31, 2005. The quarterly dividend will be payable to all shareholders of record as of the close of business May 20, 2005, and will be paid on June 15, 2005. A copy of the Company’s press release is filed with this current report as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Not Applicable

        (b)  Not Applicable

        (c)  Exhibits No. Description

                99.1   Copy of Company’s press release dated April 20, 2005 is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2005

BAR HARBOR BANKSHARES

 /s/Joseph M. Murphy

Joseph M. Murphy
President and Chief Executive Officer

Exhibit 99.1

PRESS RELEASE

For further information contact: FOR IMMEDIATE RELEASE

Joseph M. Murphy

President and CEO

(207) 288-3314

Bar Harbor Bankshares Announces Quarterly Cash Dividend

Bar Harbor, Maine (April 20, 2005) – Bar Harbor Bankshares (AMEX:BHB), today announced that its Board of Directors declared a cash dividend of $0.21 per common share for the quarter ended March 31, 2005. The quarterly dividend will be payable to all shareholders of record as of the close of business May 20, 2005, and will be paid on June 15, 2005.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with eleven branch office locations serving Down East and Mid Coast Maine.

# # #